UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2007
GOLDEN STAR RESOURCES LTD.
(Exact name of registrant as specified in its charter)

CANADA (State or other jurisdiction of incorporation or organization)	1-12284 (Commission File Number)	98-0101955 (I.R.S. Employer Identification Number)

10901 West Toller Drive, Suite 300 Littleton, Colorado (Address of principal executive offices)	80127-6312 (Zip Code)
Registrant’s telephone number, including area code: (303) 830-9000
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     On March 11, 2007, Golden Star Resources Ltd. (the “Company”) determined that its consolidated financial statements for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 (the “Relevant Periods”) should be restated to 1.) exclude the cost of waste-rock pre-stripping from the calculation of in-process inventory at its Bogoso-Prestea gold mine in Ghana; 2.)  include direct general and administrative costs in its in-process inventories and 3.) correct the application of depreciation to its in-process inventories. The restated financial statements will be included in amended Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 that the Company expects to file by March 20, 2007.
     The Company commenced pre-stripping and stockpiling of refractory ore at Bogoso/Prestea in the first quarter 2006 in preparation for the start-up of the Bogoso sulfide expansion project, anticipated to commence production in April 2007. Pursuant to generally accepted accounting principles in Canada (“Canadian GAAP”), the Company capitalized these pre-stripping costs in the Relevant Periods but the capitalized cost of the waste rock pre-stripping was inadvertently also included as a mining costs when calculating the amount of mining costs to be added to ore stockpile inventory. The Company also failed to include direct overhead and to properly allocate depreciation changes to certain of its in-process inventories.
     The effects of the error were to overstate mining operations cost and to understate in-process inventory, operating income, net income and earnings per share in the first quarter and to understate mining operations cost and to overstate in-process inventory, operating income, net income and earnings per share in the second and third quarters, as shown below:

(in millions except
per share data)	March 31, 2006		June 30, 2006		September 30, 2006
	Original	Restated	Originally	Restated	Originally	Restated
Balance sheet
Inventory	26.3	26.7	35.8	34.3	43.8	40.2

Income Statement
Year-to-date
Mining operations costs	23.5	23.1	44.6	46.1	67.2	70.8
Operating income/(loss)	(4.8)	(4.4)	(2.5)	(4.0)	3.8	0.2
Net income	19.0	19.3	33.4	32.4	36.4	33.9
Earnings per share
- Basic ($/share)	0.092	0.093	0.161	0.156	0.176	0.163
- Diluted	0.091	0.092	0.160	0.155	0.174	0.162

Quarter-to-date
Mining operations costs	23.5	23.1	21.1	23.0	22.6	24.7
Operating income/(loss)	(4.8)	(4.4)	2.3	0.4	6.3	4.2
Net income	19.0	19.3	14.4	13.1	3.0	1.5
Earnings per share
- Basic ($/share)	0.092	0.093	0.070	0.063	0.014	0.007
- Diluted ($/share)	0.091	0.092	0.069	0.063	0.014	0.007
In light of the restatement, reliance should not be placed on the Company’s previously filed financial statements for the quarters ended March 31, June 30 and September 30, 2006.
The Company’s Chief Financial Officer and Controller have discussed this matter with PricewaterhouseCoopers LLP, its independent registered public accounting firm.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: March 15, 2007

Golden Star Resources Ltd.
By:	/s/ Thomas G. Mair
Thomas G. Mair
Senior Vice President and Chief Financial Officer